Exhibit 99.1

Tidewater Reports Fourth Quarter Results and Year End Earnings For Fiscal 2008

NEW ORLEANS, LA. May 5, 2008 — Tidewater Inc. (NYSE:TDW) announced today fourth quarter net earnings for the period ended March 31, 2008, of $85.4 million, or $1.63 per share, on revenues of $331.4 million. For the same quarter last year, net earnings were $87.6 million, or $1.56 per share, on revenues of $293.5 million. For fiscal year ended March 31, 2008, net earnings were $348.8 million, or $6.39 per share, on revenues of $1,270.2 million. For the fiscal year ended March 31, 2007, net earnings were $356.6 million, or $6.31 per share, on revenues of $1,125.3 million.

Included in the prior fiscal year ended March 31, 2007, results is an after-tax gain of $20.8 million, or $.37 per common share, (recorded in the second and third fiscal quarters), related to the sale of 14 of its offshore tugs for a total cash price of $43.7 million.

Also included in the prior fiscal year 2007 results (recorded in the fourth fiscal quarter), is a $3.5 million pre-tax charge to vessel operating costs for the company’s share of a deficit in an industry-wide multi-employer retirement fund in the United Kingdom, the Merchants Navy Officers Pension Fund (MNOPF). This charge, which relates primarily to the employment of certain U.K. employees in prior years, was the result of information presented in the fund’s valuation reports issued during fiscal year 2007.

As previously announced, Tidewater will hold a conference call to discuss March quarterly and annual earnings on Monday, May 5, 2008, at 10:00 a.m. CDT promptly following the company’s release of quarterly and annual earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater Inc.” call just prior to the scheduled start. A replay of the conference call will be available beginning at 1:00 p.m. CDT on May 5, 2008, and will continue until 11:59 p.m. CDT on May 6, 2008. To hear the replay, call 1-800-642-1687 or (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 43720642.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until June 5, 2008. Upon completion of the conference call, the company will also file a Form 8-K with the SEC, which will include a transcript of the conference call.

Tidewater Inc. owns 460 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer 504-566-4506

Financial information is displayed on the next page.

TIDEWATER INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Quarter Ended March 31,		Year Ended March 31,
	2008	2007	2008	2007
Revenues:
Vessel revenues	$314,205	287,092	1,215,134	1,097,582
Other marine revenues	17,223	6,456	55,037	27,678
	331,428	293,548	1,270,171	1,125,260

Costs and expenses:
Vessel operating costs	155,168	131,484	584,746	497,811
Costs of other marine revenues	14,444	5,713	47,423	24,119
Depreciation and amortization	31,681	29,912	120,837	116,184
General and administrative	33,285	26,137	126,589	98,728
Gain on sales of assets	(1,757)	(2,832)	(11,449)	(42,787)
	232,821	190,414	868,146	694,055
	98,607	103,134	402,025	431,205
Other income (expenses):
Foreign exchange gain (loss)	(348)	(341)	(891)	(1,543)
Equity in net earnings of unconsolidated companies	4,218	3,229	14,470	10,933
Interest income and other, net	3,178	6,512	16,957	19,897
Interest and other debt costs	(1,279)	(2,268)	(6,992)	(9,657)
	5,769	7,132	23,544	19,630
Earnings before income taxes	104,376	110,266	425,569	450,835
Income tax expense	18,991	22,669	76,806	94,189
Net earnings	$85,385	87,597	348,763	356,646

Basic earnings per common share	$1.64	1.58	6.43	6.38

Diluted earnings per common share	$1.63	1.56	6.39	6.31

Weighted average common shares outstanding	52,153,170	55,469,170	54,259,495	55,914,998
Incremental common shares from stock options	179,773	531,239	347,311	593,274
Adjusted weighted average common shares	52,332,943	56,000,409	54,606,806	56,508,272

Cash dividends declared per common share	$.15	.15	.60	.60

TIDEWATER INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

ASSETS	March 31, 2008	March 31, 2007
Current assets:
Cash and cash equivalents	$270,205	393,806
Trade and other receivables less allowance for doubtful accounts of $5,319 in 2008 and $5,890 in 2007	308,813	286,808
Marine operating supplies	46,369	44,902
Other current assets	5,208	6,033
Total current assets	630,595	731,549
Investments in, at equity, and advances to unconsolidated companies	27,433	24,423
Properties and equipment:
Vessels and related equipment	2,867,391	2,609,324
Other properties and equipment	82,357	51,955
	2,949,748	2,661,279
Less accumulated depreciation and amortization	1,270,710	1,179,182
Net properties and equipment	1,679,038	1,482,097
Goodwill	328,754	328,754
Other assets	85,960	82,475
Total assets	$2,751,780	2,649,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities on capitalized lease obligations	10,059	2,194
Accounts payable	93,147	75,217
Accrued expenses	54,497	45,880
Accrued property and liability losses	6,271	6,130
Other current liabilities	34,930	17,259
Total current liabilities	198,904	146,680
Long-term debt	300,000	300,000
Capitalized lease obligations	—	19,712
Deferred income taxes	189,605	179,687
Accrued property and liability losses	12,530	15,510
Other liabilities and deferred credits	120,657	101,699
Stockholders’ equity:
Common stock of $.10 par value, 125,000,000 shares authorized, issued 52,318,806 shares at March 31, 2008 and 57,476,898 at March 31, 2007	5,232	5,748
Other stockholders’ equity	1,924,852	1,880,262
Total stockholders’ equity	1,930,084	1,886,010
Total liabilities and stockholders’ equity	$2,751,780	2,649,298

TIDEWATER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2008	2007
Operating activities:
Net earnings	$348,763	356,646
Adjustments to reconcile net earnings to net cash
Provided by operating activities:
Depreciation and amortization	120,837	116,184
Provision for deferred income taxes	9,339	7,030
Gain on sales of assets	(11,449)	(42,787)
Equity in earnings of unconsolidated companies, less dividends	(9,788)	(374)
Compensation expense – stock based	11,473	8,115
Excess tax benefit on stock options exercised	(3,721)	(7,135)
Changes in assets and liabilities, net:
Trade and other receivables	(22,012)	(38,335)
Marine operating supplies	(1,467)	(3,721)
Other current assets	825	(1,714)
Accounts payable	17,330	13,653
Accrued expenses	8,617	8,599
Accrued property and liability losses	149	(1,066)
Other current liabilities	17,824	8,196
Other, net	2,771	11,804
Net cash provided by operating activities	489,491	435,095
Investing activities:
Proceeds from sales of assets	82,021	74,422
Additions to properties and equipment	(354,022)	(235,182)
Repayments of advances to unconsolidated companies	—	9,496
Other	—	108
Net cash used in investing activities	(272,001)	(151,156)
Financing activities:
Principal payments on debt	—	(5,000)
Principal payments on capitalized lease obligations	(45,723)	(909)
Debt borrowings	—	5,000
Proceeds from issuance of common stock	43,645	23,156
Cash dividends	(32,687)	(33,889)
Excess tax benefits on stock options exercised	3,721	7,135
Stock repurchases	(310,047)	(131,735)
Net cash used in financing activities	(341,091)	(136,242)
Net change in cash and cash equivalents	(123,601)	147,697
Cash and cash equivalents at beginning of year	393,806	246,109
Cash and cash equivalents at end of year	$270,205	393,806
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$17,025	14,030
Income taxes	$56,084	78,144
Non-cash financing activities:
Capital leases	$33,876	22,815

Further details of the company’s vessel revenues and vessel operating costs for the quarters and years ended March 31, 2008 and 2007 are as follows:

(In thousands)
	Quarter Ended March 31,		Year Ended March 31,
	2008	2007	2008	2007
Vessel revenues:
United States	$36,838	48,615	159,795	229,247
International	277,367	238,477	1,055,339	868,335
Total vessel revenues	314,205	287,092	1,215,134	1,097,582
Vessel operating costs:
Crew costs	82,642	74,744	314,330	273,996
Repair and maintenance	28,125	25,126	106,357	98,212
Insurance and loss reserves	5,542	375	23,667	12,377
Fuel, lube and supplies	14,735	11,174	50,933	44,600
Vessel operating leases	1,660	346	4,699	1,486
Other	22,464	19,719	84,760	67,140
Total vessel operating cost	155,168	131,484	584,746	497,811
Vessel operating margin	$159,037	155,608	630,388	599,771
Vessel operating margin as a % of revenue	50.6%	54.2	51.9	54.6

Further details of the company’s vessel operating profit for the quarters and years ended March 31, 2008 and 2007 are as follows:

(In thousands)
	Quarter Ended March 31,		Year Ended March 31,
	2008	2007	2008	2007
Vessel operating profit – United States	$8,357	16,392	31,034	91,465
Vessel operating profit – International	$97,037	90,109	394,855	320,971

The company’s actual vessel count by vessel class at March 31, 2008, and vessel utilization percentages and average dayrates by vessel class for the quarter and year ended March 31, 2008, were as follows:

UTILIZATION
Fiscal Year 2008	Actual Vessel Count at March 31, 2008		Quarter Ended March 31, 2008	Year Ended March 31, 2008
United States-based fleet:
Deepwater vessels	8		97.5%	93.7%
Towing-supply/supply	33		46.2%	52.7%
Crew/utility	13		73.0%	82.4%
Total	54		60.1%	65.1%

International-based fleet:
Deepwater vessels	31		83.5%	90.7%
Towing-supply/supply	229		76.7%	77.6%
Crew/utility	71		85.1%	86.3%
Offshore tugs	36		56.7%	58.7%
Other	5		58.7%	54.1%

Total	372		76.7%	78.1%

Worldwide fleet:
Deepwater vessels	39		86.4%	91.3%
Towing-supply/supply	262		72.7%	74.2%
Crew/utility	84		83.1%	85.7%
Offshore tugs	36		56.7%	58.7%
Other	5		58.7%	54.1%

Total	426	(1)	74.5%	76.4%

AVERAGE DAYRATES
United States-based fleet:
Deepwater vessels			$23,904	$23,502
Towing-supply/supply			$9,863	$11,154
Crew/utility			$6,201	$6,141
Total			$12,027	$12,016
International-based fleet:
Deepwater vessels			$25,474	$23,973
Towing-supply/supply			$11,117	$10,291
Crew/utility			$4,819	$4,681
Offshore tugs			$7,413	$7,001
Other			$5,140	$5,241
Total			$10,766	$10,114
Worldwide fleet:
Deepwater vessels			$25,110	$23,878
Towing-supply/supply			$11,013	$10,375
Crew/utility			$5,018	$4,901
Offshore tugs			$7,413	$7,001
Other			$5,140	$5,241
Total			$10,900	$10,329

(1) Included in total owned or chartered vessels at March 31, 2008, are 53 vessels that were stacked by the company. These vessels are considered to be in service and are included in the calculation of the company’s vessel utilization statistics. In addition to the 426 total owned or chartered vessels, the company had 20 vessels withdrawn from service and 14 joint venture and other vessels at March 31, 2008.

Tidewater’s vessel commitments by vessel class and type as of March 31, 2008, were as follows:

	U.S. Built			International Built
Vessel Class and Type	Number of Vessels	Total Cost Commitment	Expended Through 3/31/08	Number of Vessels	Total Cost Commitment	Expended Through 3/31/08
		(in thousands)			(in thousands)
Deepwater vessels:
Anchor handling towing supply	—	—	—	6	$172,470	$78,459
Platform supply vessels	2	$65,019	$6,646	16	$395,835	$32,263
Replacement fleet:
Anchor handling towing supply	—	—	—	12	$188,464	$72,283
Platform supply vessels	—	—	—	6	$74,420	$20,295
Crewboats and offshore tugs:
Crewboats – 175 foot	—	—	—	2	$17,693	$5,398
Crewboats – water jet	—	—	—	2	$3,408	$848
Offshore tugs	—	—	—	3	$41,969	$11,984
Totals	2	$65,019	$6,646	47	$894,259	$221,530

The table below summarizes by vessel class and vessel type the number of vessels expected to be delivered by quarter of the various vessel commitments as discussed above:

	Quarter Period Ended
Vessel class and type	6/08	9/08	12/08	03/09	6/09	Thereafter
Deepwater vessels:
Anchor handling towing supply	—	—	—	—	1	5
Platform supply vessels	—	—	—	3	2	13
Replacement Fleet:
Anchor handling towing supply	3	6	1	1	1	—
Platform supply vessels	—	—	1	1	1	3
Crewboats and offshore tugs:
Crewboats – 175-foot	—	—	—	—	1	1
Crewboats – water jet	—	—	—	2	—	—
Offshore tugs	1	—	—	—	—	2
Totals	4	6	2	7	6	24